Exhibit 99.2

Shareholder Letter

Fellow Shareholders,

We are off to an eventful start to fiscal year 2022 (FY2022). During the first quarter ended June 30, 2021, we closed two key acquisitions and shipped the completed payload for our ViaSat-3 (Americas) satellite, starting the countdown to the anticipated initial launch of our global constellation. We also delivered excellent quarterly financial results. The gradual, fitful re-opening of the global economy is accelerating the momentum we achieved in the later stages of FY2021. We anticipate that momentum to extend throughout FY2022.

We earned record revenue, substantial gains in net income*, and record Adjusted EBITDA for the quarter. Revenue of $665 million was up 25% year over year (YoY), while net income increased to $17 million from a $12 million loss in the prior year. Adjusted EBITDA grew sharply to $159 million, a 52% YoY increase from $105 million in Q1 FY2021. Adjusted EBITDA also increased 7% sequentially from the record level achieved in Q4 FY2021. Total consolidated awards were $595 million, resulting in backlog of $2.2 billion, a $109 million increase compared to the prior year period.

At the segment level, Government Systems revenue increased 4% YoY as growth broadened in several areas of our diverse portfolio – even in what is typically a softer quarter. Satellite Services revenue increased to $274 million, a 36% increase YoY. Gains were driven by improving in-flight connectivity (IFC) service revenues as passengers return to air travel and continued top-line growth in our fixed broadband business. In Commercial Networks we saw the top line expand sharply by 77% YoY, totaling $119 million for the quarter. The main growth drivers were accelerating mobile terminal deliveries primarily in support of Delta Air Lines and their updated Wi-Fi service launch this year, as well as continued growth in our ground antenna systems business.

During the quarter we also achieved several very important milestones. On April 30, 2021, we closed the acquisitions of both RigNet, Inc. (RigNet) and the remaining 51% interest in Euro Broadband Infrastructure Sàrl (EBI), the former wholesale broadband services business arrangement with Eutelsat. RigNet is expected to accelerate expansion into adjacent global enterprise markets – such as energy, transportation, maritime and mining – and also provides operational and customer service capabilities in over 50 countries. In addition to managed connectivity services, RigNet is helping to drive digital transformation in its markets with unique machine learning and artificial intelligence products and services for process improvements and operational cost reductions – a fast-growing part of their business. Acquiring the remainder of EBI allows us to expand our European broadband footprint and enhance existing services ahead of the anticipated ViaSat-3 (EMEA) satellite launch. We are already beginning to optimize the existing operations for the combined fixed broadband and mobility services that EBI supports, especially given our expanding IFC business in the European region.

In early June 2021, we delivered the ViaSat-3 (Americas) payload to Boeing Satellite Systems (Boeing) for final integration and environmental testing. We continue to make steady progress on the second and third ViaSat-3 payload modules in our own facilities.

With the fiscal year off to a great start, our anticipation is growing for what’s to come as business momentum increases and we move closer to launching the ViaSat-3 network. We believe ViaSat-3 will be transformational not just for Viasat but for the global broadband services market. In the intervening quarters we are focused on executing on our substantial backlog, and growing revenue and Adjusted EBITDA, while continuing to invest in unique and differentiated technologies, service offerings and new vertical and geographic markets. A vast opportunity for space-based connectivity is unfolding and we’re excited about what we can bring to a unique and diverse portfolio of applications, partners and customers.

*”Net income” used herein is defined as “Net income attributable to Viasat, Inc. common stockholders” Shareholder Letter    |    Q1 Fiscal Year 2022 1

Q1 FY2022 Financial Results

Viasat earned record revenue and Adjusted EBITDA for the quarter, driven by recovery in our IFC business, sustained demand and execution in U.S. fixed broadband, roughly two months of contribution from RigNet and EBI, and modest growth in our Government Systems business. These records would have been achieved even without the contributions from RigNet and EBI.

Q1 Fiscal Year 2022 Highlights

- Grew revenue 25% YoY due to top-line increases across all segments and the acquisitions completed during the quarter
- Expanded Q1 FY2022 net income materially to $17 million while Adjusted EBITDA grew 52% on revenue growth and margin expansion of over 400 bps YoY
- Increased U.S. fixed subscriber revenue YoY and sequentially due to more subscribers on premium service plans
- IFC business continued to recover both YoY and sequentially. Our airline partners returned more aircraft to service, with the number of active aircraft increasing to approximately 1,400 (on an installed base of 1,550 aircraft) at the end of Q1 FY2022, up over 80% YoY
- Government Systems revenue and Adjusted EBITDA for the quarter were up YoY. Additionally, the segment received a new Indefinite Delivery Indefinite Quantity (IDIQ) contract with a potential value of $950 million
- Net leverage increased to 3.2x LTM Adjusted EBITDA on increased capital expenditures and cash paid for acquisitions, while liquidity ended at approximately $600 million


AWARDS
$ in millions
$737
$731
$643
$593
$595
Q1 FY21
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22


REVENUE
$ in millions
$530
$554
$576
$596
$665
Q1 FY21
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22


OPERATING INCOME (LOSS)
$ in millions
($5.3)
$12.7
$21.8
$29.1
$16.3
Q1 FY21
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22


NET INCOME (LOSS)*
$ in millions
($12.4)
$2.0
$6.8
$7.4
$17.0
Q1 FY21
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22


NON-GAAP NET INCOME*
$ in millions
$4.8
$20.5
$26.6
$25.2
$33.3
Q1 FY21
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22


ADJ. EBITDA
$ in millions
$105
$130
$148
$148
$159
Q1 FY21
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22

Shareholder Letter | Q1 Fiscal Year 2022 2

Government Systems

AWARDS, REVENUE AND ADJ. EBITDA

$ in millions



$334
$250
$261
$272
$67
$72
Awards
Revenue
Adj. EBITDA
Q1 FY21
Q1 FY22

AWARDS, REVENUE AND ADJ. EBITDA

$ in millions



$1,200
$1,118
$1,138
$1,077
$302
$303
Awards
Revenue
Adj. EBITDA
LTM Prior Year
LTM Current Year

BACKLOG AND UNAWARDED IDIQ

$ in millions



$923
$920
$3,310
$3,985
Backlog
Unawarded IDIQ
Q1 FY21
Q1 FY22

Segment Highlights

- We completed the payload and began spacecraft integration of the XVI satellite, the first Link 16-capable low earth orbit (LEO) satellite. XVI is expected to demonstrate space-based range extension and interoperability for Link-16 tactical data links. Space-based Link-16 can multiply the effectiveness of critical users including tactical aircraft, unmanned vehicles, ships and dismounted users by enabling global connectivity, transcending line-of-sight limitations
- Awarded two 2021 James S. Cogswell Outstanding Industrial Security Achievement Awards by the U.S. Defense Counterintelligence and Security Agency, building upon the 2020 award
- Ranked #106 in Bloomberg Government's BGOV200 List of Top Federal Contractors, up 15 positions from the previous year

Awards

Government Systems awards in Q1 FY2022 were $250 million, a decrease of 25% YoY. Award timing may be lumpy, and the YoY decrease was primarily due to a comparison with significant awards from MIDS JTRS production units that occurred in Q1 last fiscal year. Sequentially, awards were up 12% over the prior quarter, driven by strong demand for cybersecurity encryption products. In addition, unawarded IDIQ potential contract value grew to nearly $4 billion as the result of an award on the U.S. Air Force's range support effort.

Revenue

In what is usually a seasonally light quarter, Government Systems revenue was $272 million, up 4% YoY, reflecting growth across mobile broadband, tactical data links and cybersecurity. Service revenue exceeded $80 million for a second consecutive quarter, up 22% YoY. Government mobile broadband connectivity demands continued to grow – similar to that in commercial applications. We anticipate sustained demand growth, especially for user terminals and services capable of operating on both government-owned satellites and compatible commercial networks – and continue to adapt our solutions to specific platforms and applications.

Adjusted EBITDA

Government Systems Adjusted EBITDA in Q1 FY2022 was $72 million, an increase of 6% YoY. Margins expanded slightly YoY driven by the increase in services revenue, partially offset by higher sales and marketing expenses and larger R&D investments in our highest growth opportunities.

Shareholder Letter | Q1 Fiscal Year 2022 3

Satellite Services

AWARDS, REVENUE AND ADJ. EBITDA
$ in millions



$198
$275
$202
$274
$71
$106
Awards
Revenue
Adj. EBITDA
Q1 FY21
Q1 FY22

AWARDS, REVENUE AND ADJ. EBITDA
$ in millions



$833
$941
$832
$941
$287
$372
Awards
Revenue
Adj. EBITDA
LTM Prior Year
LTM Current Year

REVENUE MIX
Annual and Quarterly Trends



16%
20%
23%
12%
FY18
FY19
FY20
FY21
10%
12%
12%
16%
29%
Q1 FY21
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22
U.S. Fixed Broadband
Mobility / Other Fixed Broadband

Segment Highlights

- Organic segment revenue grew 18% YoY excluding the RigNet and EBI acquisitions. Revenue increased 36% YoY including the acquisitions
- Fixed broadband revenue also increased primarily due to a continued shift to higher speed, higher bandwidth service plans in the U.S. and continued subscriber growth in Latin America
- Rapidly enabled IFC services onboard over 25+ Delta Air Lines aircraft and expect to accelerate the growth of in-service aircraft through the rest of FY2022; Icelandair began flying its Viasat-equipped aircraft on transatlantic flights between the U.S. and Europe
- In Q1 FY2022 the proportion of mobility, international and enterprise broadband revenue increased to 29% of segment revenue (18% excluding the impact of the RigNet and EBI acquisitions). The charts on the lower left show the steady diversification of broadband service revenue from FY2018 to FY2020 was disrupted by the COVID-19 pandemic in FY2021 but is recovering sharply. Global ViaSat-3 coverage and geographic flexibility is expected to enable much greater revenue diversification – while enabling substantial, sustained segment revenue growth

Revenue

Satellite Services revenue in Q1 FY2022 was a new record at $274 million, the fourth consecutive quarter of sequential growth and up 36% YoY. U.S. fixed broadband revenue in Q1 also increased YoY. Recovery in commercial air passenger volumes drove strong growth YoY and sequentially in IFC service revenue. Aircraft in service grew over 80% YoY, reflecting both new activations and the return of inactive aircraft to service. We expect passenger traffic trends combined with the ramp of Delta Air Lines in-service aircraft to contribute to continued revenue growth for the remainder of FY2022.

Adjusted EBITDA

Satellite Services Q1 FY2022 Adjusted EBITDA set a new record of $106 million, an increase of 49% YoY. Adjusted EBITDA margin of nearly 39% was over 325 bps higher YoY. Higher gross margins driven by our operating leverage were modestly offset by increased SG&A expenses from global market entry costs. As expected in Q1 FY2022, the mix of services shifted bandwidth resources to commercial air IFC services as passenger demand for connectivity increased.



1,390
1,390
1,430
1,480
1,550
Aircraft Installed
760
1,070
1,180
1,280
1,400
Aircraft In-Service
Q1 FY21
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22

Commercial Aircraft**

**Excludes approximately 630, 320, 250, 200 and 150 aircraft that were inactive as of Jun 2020, Sep 2020, Dec 2020, Mar 2021 and Jun 2021 respectively, due to the COVID-19 pandemic

Shareholder Letter | Q1 Fiscal Year 2022 4

Commercial Networks

AWARDS, REVENUE AND ADJ. EBITDA
$ in millions



$205
$70
$67
$119
($34)
($19)
Awards
Revenue
Adj. EBITDA
Q1 FY21
Q1 FY22

AWARDS, REVENUE AND ADJ. EBITDA
$ in millions



$526
$502
$333
$372
($123)
($90)
Awards
Revenue
Adj. EBITDA
LTM Prior Year
LTM Current Year



Segment Highlights

- Reached a major milestone for the ViaSat-3 (Americas) program with completion of payload integration and testing, and shipment to the Boeing facility for integration with the bus module
- Ramped up commercial air IFC terminal deliveries to Delta Air Lines, resulting in strong YoY and sequential increases to product revenue
- Advanced ground antenna systems business revenue increased significantly driven by the high level of awards in FY2021. Growth in demand for earth observation and imaging, and space-to-space networks in government and commercial markets has created an attractive pipeline of product and service opportunities, including from New Space entrants

Awards

Commercial Networks Q1 FY2022 segment awards were $70 million, a decrease of 66% YoY. A large award in Q1 FY2021 for ground antenna systems made for a challenging comparison this quarter. New awards were led by orders for ground antenna systems and commercial air IFC terminal products. Backlog remained healthy at $686 million, a 26% increase YoY.

Revenue

In Q1 FY2022, Commercial Networks revenue was $119 million, up 77% YoY. Higher IFC terminal shipments and antenna systems product deliveries were the primary drivers of growth YoY. RigNet product revenue added about 5% to total segment revenue. Commercial air IFC terminal sales are expected to ramp up throughout the rest of FY2022.

Adjusted EBITDA

Commercial Networks segment Adjusted EBITDA for Q1 FY2022 was a loss of $19 million, improving 45% compared to Q1 FY2021. Significantly higher gross margins offset higher R&D expenses related to future satellite payloads.

ViaSat-3 Update

The ViaSat-3 (Americas) payload was completed and delivered to Boeing for final spacecraft integration and testing. The ViaSat-3 (EMEA) and ViaSat-3 (APAC) payload modules continue to progress on schedule. In parallel, the ground infrastructure build in the U.S. is well underway and partner agreements in Europe and Asia Pacific are also on schedule.

Shareholder Letter | Q1 Fiscal Year 2022 5

Balance Sheet, Cash Flows and Liquidity

OPERATING CASH FLOW
$ in millions



$157
$177
$224
$170
$65
Q1 FY21
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22

CAPITAL EXPENDITURE & INVESTMENT
$ in millions



$229
$231
$243
$182
$400
Q1 FY21
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22

NET DEBT & NET LEVERAGE RATIO
$ in millions (except net leverage)



3.5x
3.2x
3.1x
2.9x
3.2x
$1,638
$1,521
$1,543
$1,559
$1,887
Q1 FY21
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22

Note: Net leverage ratio is defined as principal amount of total debt less cash and cash equivalents, divided by LTM Adjusted EBITDA

Operating Cash Flow

Viasat generated $65 million in operating cash flow, a decline of 58% YoY. The YoY comparison reflects higher working capital levels resulting from an increase in accounts receivable related to Commercial Networks and Satellite Services – driven by increased IFC terminal shipments and recovering service revenues – combined with a decrease in customer advanced payments and other accrued liabilities.

Capital Expenditure & Investment

Capital expenditures and investment in Q1 FY2022 was $400 million, an increase of 74% YoY. The increase was primarily due to the $139 million net cash paid for the RigNet and EBI acquisitions. Excluding the investments, capital expenditures were $261 million, up 14% YoY, and reflect expenditures related to ViaSat-3 (EMEA) and ViaSat-3 (APAC) programs as well as the ViaSat-3 (Americas) ground deployment in preparation for service launch.

Debt and Leverage

Cash and net leverage remained at comfortable levels during the quarter. Net debt increased $328 million to $1.9 billion at the end of Q1 FY2022 due to the $139 million net cash paid for the RigNet and EBI acquisitions as well as increased expenditures for the ViaSat-3 constellation. Net leverage increased to 3.2x LTM Adjusted EBITDA, and is expected to continue increasing slowly through the rest of the fiscal year heading into the anticipated launch of the first ViaSat-3 satellite and as we continue to invest in the second and third ViaSat-3 satellites.

We ended the quarter with $276 million in cash and cash equivalents and liquidity of approximately $600 million, with $320 million drawn on our revolving credit facility. We continue to focus on maintaining a strong balance sheet and expect that our record of solid execution and outlook of increasing earnings will provide us the flexibility to remain opportunistic in further strengthening our balance sheet and liquidity position as we position Viasat for its next phase of growth.

Shareholder Letter | Q1 Fiscal Year 2022 6

FY2022 Outlook Despite the adverse impacts of COVID-19 for much of last fiscal year, we made the necessary adjustments to build momentum leading into FY2022 for each of our segments. › Satellite Services segment outlook for FY2022 remains robust. IFC is expected to be the main revenue growth driver, but we anticipate revenue growth and meaningful Adjusted EBITDA contributions from consumer and enterprise fixed broadband. › Government Systems revenue and Adjusted EBITDA are anticipated to grow in FY2022. Strong backlog and IDIQ agreements, as well as an expected return to a normalized acquisition process, are important drivers. › We expect material revenue growth and a narrower Adjusted EBITDA loss in the Commercial Networks segment in FY2022 from the backlog of IFC mobility terminal sales and continued strength in the ground antenna systems business. Higher earth imaging and observation bandwidth demands from more and higher resolution satellites are creating tail winds for high performance ground infrastructure products and services. › Net leverage is expected to gradually increase during the fiscal year as we continue investing in the ViaSat-3 constellation. Given the combination of multiple factors – such as the integration of our recent acquisitions, the recalibration of business metrics to be reported in the future, bandwidth constraints in certain fixed broadband markets, expected organic growth in mobility markets and the transitory impact of COVID-19 – we are departing from our usual practice of not providing financial guidance in order to provide a well-rounded perspective on our outlook for the business. We expect: › Average annual revenue growth of approximately 20% through FY2023 (from FY2021). › Average annual Adjusted EBITDA growth in the mid-teens through FY2023 (from FY2021), as growth is moderated by expenses associated with new market entry and the ViaSat-3 ground segment, as well as higher R&D investment. › Our Q1 FY2022 results reinforce our confidence in our ability to meet this near-term guidance as well as our longer range five-year financial targets. On behalf of everyone at Viasat, we want to thank our employees, customers, shareholders and partners for their continued support, and we look forward to keeping you posted on our progress. Sincerely, Rick Baldridge Mark Dankberg Shareholder Letter | Q1 Fiscal Year 2022 7

Forward Looking Statements This shareholder letter contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to the impact of the novel coronavirus (COVID-19) pandemic on our business; expectations regarding an end to the pandemic and a lessening of its effects on our business, including expectations for increased airline passenger traffic and in-flight connectivity (IFC) growth; projections of earnings, revenue, leverage, capital investments, costs or other financial items; anticipated growth and trends in our business or key markets, including expectations for growth following launch of the ViaSat-3 constellation; the ability to capitalize on awards received and unawarded IDIQ contract vehicles; future economic conditions and performance, including financial guidance and outlook and expectations for performance and results of operations in FY2022 and beyond; the anticipated benefits of our acquisitions of RigNet and EBI; the development, customer acceptance and anticipated performance of technologies, products or services; satellite construction and launch activities, including expectations regarding payload delivery, integration, testing, completion and launch of our ViaSat-3 class satellites; the performance and anticipated benefits of our ViaSat-3 class satellites and any future satellite we may construct or acquire; the expected completion, capacity, service, coverage, service speeds and other features of our satellites, and the timing, cost, economics and other benefits associated therewith; anticipated subscriber growth; plans, objectives and strategies for future operations; international growth opportunities; the number of additional aircraft under existing contracts with commercial airlines anticipated to be put into service with our IFC systems; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include: our ability to realize the anticipated benefits of the ViaSat-2 and ViaSat-3 class satellites and any future satellite we may construct or acquire; unexpected expenses related to our satellite projects; our ability to successfully implement our business plan for our broadband services on our anticipated timeline or at all; capacity constraints in our business in the lead-up to the launch of services on our ViaSat-3 satellites; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; the impact of the COVID-19 pandemic on our business, suppliers, consumers, customers, and employees or the overall economy; our ability to realize the anticipated benefits of our acquisitions or strategic partnering arrangements, including the RigNet and EBI acquisitions; our ability to successfully develop, introduce and sell new technologies, products and services; audits by the U.S. Government; changes in the global business environment and economic conditions; delays in approving U.S. Government budgets and cuts in government defense expenditures; our reliance on U.S. Government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition; introduction of new technologies and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes (including changes affecting spectrum availability or permitted uses) on our ability to sell or deploy our products and services; changes in the way others use spectrum; our inability to access additional spectrum, use spectrum for additional purposes, and/or operate satellites at additional orbital locations; competing uses of the same spectrum or orbital locations that we utilize or seek to utilize; the effect of recent changes to U.S. tax laws; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to revise or update any forward-looking statements for any reason. Use of Non-GAAP Financial Information To supplement Viasat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Viasat uses non-GAAP net income (loss) attributable to Viasat Inc. and Adjusted EBITDA, measures Viasat believes are appropriate to enhance an overall understanding of Viasat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to Viasat’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below. Copyright © 2021 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners. Shareholder Letter | Q1 Fiscal Year 2022 8

Viasat First Quarter Fiscal Year 2022 Results

Financial Results
(In millions, except per share data)	Q1 FY22	Q1 FY21	Year-Over- Year Change
Revenues	$664.9	$530.5	25%
Net income (loss) (1)	$17.0	($12.4)	*
Non-GAAP net income (1)	$33.3	$4.8	595%
Adjusted EBITDA	$159.0	$104.7	52%
Diluted per share net income (loss) (1)	$0.23	($0.20)	*
Non-GAAP diluted per share net income (1), (2)	$0.46	$0.08	475%
Fully diluted weighted average shares (2)	72.8	62.5	16%

New contract awards(3)	$595.0	$736.9	(19)%
Sales backlog(4)	$2,224.1	$2,114.6	5%

Segment Results
(In millions)	Q1 FY22	Q1 FY21	Year-Over- Year Change
Satellite Services
New contract awards (3)	$275.0	$197.8	39%
Revenues	$274.1	$202.0	36%
Operating profit (loss) (5)	$12.5	($1.9)	*
Adjusted EBITDA	$106.0	$71.4	49%

Commercial Networks
New contract awards	$70.0	$205.0	(66)%
Revenues	$118.6	$67.2	77%
Operating loss (5)	($37.7)	($51.4)	(27)%
Adjusted EBITDA	($18.7)	($34.1)	45%

Government Systems
New contract awards	$250.0	$334.1	(25)%
Revenues	$272.1	$261.3	4%
Operating profit (5)	$47.4	$49.5	(4)%
Adjusted EBITDA	$71.6	$67.5	6%

(1)	Attributable to Viasat, Inc. common stockholders.
(2)

As the three months ended June 30, 2020 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the three months ended June 30, 2020 resulted in non-GAAP net income, 63.1 million diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

(3)	Awards exclude future revenue under recurring consumer commitment arrangements.
(4)

Amounts include certain backlog adjustments due to contract changes and amendments. Our backlog includes contracts with subscribers for fixed broadband services in our satellite services segment. Backlog does not include anticipated purchase orders and requests for the installation of in-flight connectivity systems or future recurring in-flight internet service revenues under our commercial in-flight internet agreements in our Commercial Networks and Satellite Services segments, respectively.

(5)	Before corporate and amortization of acquired intangible assets.
*	Percentage not meaningful.

Shareholder Letter | Q1 Fiscal Year 2022	9

Viasat First Quarter Fiscal Year 2022 Results (cont.)

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended
	June 30, 2021	June 30, 2020
Revenues:
Product revenues	$293,264	$250,634
Service revenues	371,596	279,854

Total revenues	664,860	530,488

Operating expenses:
Cost of product revenues	219,347	187,892
Cost of service revenues	234,629	197,677
Selling, general and administrative	154,200	121,039
Independent research and development	34,463	27,636
Amortization of acquired intangible assets	5,929	1,558

Income (loss) from operations	16,292	(5,314)
Interest expense, net	(6,229)	(9,292)
Other income, net	4,118	—

Income (loss) before income taxes	14,181	(14,606)
Benefit from income taxes	4,087	5,748
Equity in (loss) income of unconsolidated affiliate, net	(256)	331

Net income (loss)	18,012	(8,527)
Less: net income attributable to noncontrolling interest, net of tax	1,044	3,862

Net income (loss) attributable to Viasat, Inc.	$16,968	$(12,389)

Diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$0.23	$(0.20)

Diluted common equivalent shares (2)	72,818	62,511

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC. ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:
(In thousands, except per share data)	Three months ended
	June 30, 2021	June 30, 2020
GAAP net income (loss) attributable to Viasat, Inc.	$16,968	$(12,389)
Amortization of acquired intangible assets	5,929	1,558
Stock-based compensation expense	22,218	20,942
Acquisition related expenses	7,002	—
Other income, net	(4,118)	—
Income tax effect (1)	(14,728)	(5,321)

Non-GAAP net income attributable to Viasat, Inc.	$33,271	$4,790

Non-GAAP diluted net income per share attributable to Viasat, Inc. common stockholders	$0.46	$0.08

Diluted common equivalent shares (2)	72,818	63,083

(1)	The income tax effect is calculated using the tax rate applicable for the non-GAAP adjustments.
(2)

As the three months ended June 30, 2020 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the three months ended June 30, 2020 resulted in non-GAAP net income, diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC. AND ADJUSTED EBITDA IS AS FOLLOWS:
(In thousands)	Three months ended
	June 30, 2021	June 30, 2020
GAAP net income (loss) attributable to Viasat, Inc.	$16,968	$(12,389)
Benefit from income taxes	(4,087)	(5,748)
Interest expense, net	6,229	9,292
Depreciation and amortization	114,752	92,602
Stock-based compensation expense	22,218	20,942
Acquisition related expenses	7,002	—
Other income, net	(4,118)	—

Adjusted EBITDA	$158,964	$104,699

Shareholder Letter | Q1 Fiscal Year 2022	10

Viasat First Quarter Fiscal Year 2022 Results (cont.)

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended June 30, 2021				Three months ended June 30, 2020
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$12,513	$(37,708)	$47,416	$22,221	$(1,857)	$(51,394)	$49,495	$(3,756)
Depreciation (1)	70,247	9,542	14,360	94,149	58,516	7,402	11,842	77,760
Stock-based compensation expense	8,341	6,943	6,934	22,218	6,211	7,574	7,157	20,942
Other amortization	8,239	2,510	3,925	14,674	8,160	2,269	2,855	13,284
Acquisition related expenses	7,002	—	—	7,002	—	—	—	—
Equity in (loss) income of unconsolidated affiliate, net	(256)	—	—	(256)	331	—	—	331
Noncontrolling interest	(40)	—	(1,004)	(1,044)	—	—	(3,862)	(3,862)

Adjusted EBITDA	$106,046	$(18,713)	$71,631	$158,964	$71,361	$(34,149)	$67,487	$104,699

	Twelve months ended June 30, 2021				Twelve months ended June 30, 2020
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$50,223	$(167,063)	$206,532	$89,692	$7,228	$(188,410)	$229,486	$48,304
Depreciation (1)	251,859	36,758	58,633	347,250	218,538	26,372	43,781	288,691
Stock-based compensation expense	27,978	29,130	29,047	86,155	25,984	30,495	29,789	86,268
Other amortization	33,341	10,366	18,442	62,149	32,126	8,089	14,730	54,945
Acquisition related expenses	9,119	565	646	10,330	—	—	—	—
Equity in (loss) income of unconsolidated affiliate, net	(31)	—	—	(31)	3,434	—	—	3,434
Noncontrolling interest	(40)	—	(10,552)	(10,592)	—	—	(16,156)	(16,156)

Adjusted EBITDA	$372,449	$(90,244)	$302,748	$584,953	$287,310	$(123,454)	$301,630	$465,486

(1)	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	As of	As of		As of	As of
Assets	June 30, 2021	March 31, 2021	Liabilities and Equity	June 30, 2021	March 31, 2021

Current assets:			Current liabilities:
Cash and cash equivalents	$275,688	$295,949	Accounts payable	$204,198	$145,134
Accounts receivable, net	364,494	238,652	Accrued and other liabilities	510,029	532,831
Inventories	349,687	336,672	Current portion of long-term debt	30,328	30,472

Prepaid expenses and other current assets	143,159	119,960	Total current liabilities	744,555	708,437

Total current assets	1,133,028	991,233
			Senior notes	1,684,004	1,683,264
			Other long-term debt	427,843	119,420
			Non-current operating lease liabilities	316,094	313,762
Property, equipment and satellites, net	3,389,443	3,050,483	Other liabilities	165,027	137,350

Operating lease right-of-use assets	344,656	340,456	Total liabilities	3,337,523	2,962,233

Other acquired intangible assets, net	261,941	9,568	Total Viasat, Inc. stockholders’ equity	2,620,123	2,351,469
Goodwill	181,737	122,300	Noncontrolling interest in subsidiary	36,887	35,765

Other assets	683,728	835,427	Total equity	2,657,010	2,387,234

Total assets	$5,994,533	$5,349,467	Total liabilities and equity	$5,994,533	$5,349,467

Shareholder Letter | Q1 Fiscal Year 2022	11

Viasat Financial Reconciliation Prior Periods

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT, INC. ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:
(In thousands)	Three months ended
	March 31, 2021	December 31, 2020	September 30, 2020

GAAP net income attributable to Viasat, Inc.	$7,357	$6,760	$1,963
Amortization of acquired intangible assets	1,311	1,313	1,300
Stock-based compensation expense	19,912	21,639	22,386
Acquisition related expenses	1,452	1,876	—
Income tax effect (1)	(4,844)	(5,031)	(5,183)

Non-GAAP net income attributable to Viasat, Inc.	$25,188	$26,557	$20,466

(1)	The income tax effect is calculated using the tax rate applicable for the non-GAAP adjustments.

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT, INC. AND ADJUSTED EBITDA IS AS FOLLOWS:
(In thousands)	Three months ended
	March 31, 2021	December 31, 2020	September 30, 2020
GAAP net income attributable to Viasat, Inc.	$7,357	$6,760	$1,963
Benefit from (provision for) income taxes	8,868	7,008	(687)
Interest expense, net	5,527	7,766	9,662
Depreciation and amortization	104,986	102,502	97,012
Stock-based compensation expense	19,912	21,639	22,386
Acquisition related expenses	1,452	1,876	—

Adjusted EBITDA	$148,102	$147,551	$130,336

Shareholder Letter | Q1 Fiscal Year 2022	12